Exhibit 16.1

September 9, 2013
U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Audit — Tax — Advisory Grant Thornton LLP 18400 Von Karman Avenue, Suite 900 Irvine, CA 92612-0525 T 949.553.1600 F 949.553.0168 www.GrantThornton.com

Re:	Lending Club Corporation

File No. 000-54752

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Lending Club Corporation dated September 5, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd